                            MLF BANCORP SAVINGS PLAN

                FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                                 MARCH 31, 1996

                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

MLF BANCORP SAVINGS PLAN
TABLE OF CONTENTS

MARCH 31, 1996


--------------------------------------------------------------------------------------------------------------

                                                                                                         Page


Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1

Financial Statements:
     Statement of Net Assets Available for Plan Benefits,
                    March 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         2

     Statement of Changes in Net Assets Available for Plan Benefits, Year ended
                    March 31, 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         3

Notes to Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         4


SCHEDULE:

     1              Item 27(a) - Assets Held for Investment Purposes . . . . . . . . . . . . . .         6
                         March 31, 1996

     2              Item 27(d) - Reportable Transactions . . . . . . . . . . . . . . . . . . . .         7
                         Year ended March 31, 1996

--------------------------------------------------------------------------------------------------------------

[KPMG PEAT MARWICK LLP LETTERHEAD]




INDEPENDENT AUDITOR'S REPORT


The Human Resources and Compensation Committee of the MLF Bancorp Savings Plan:


We were engaged to audit the financial statements and supplemental schedules of the MLF Bancorp Savings Plan (the Plan) as of March 31, 1996, and for the year then ended as listed in the accompanying table of contents. These financial statements and supplemental schedules are the responsibility of the Plan's management.

As permitted by 29 CFR 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, the plan administrator instructed us not to perform, and we did not perform, any auditing procedures with respect to the investment information, which was certified by CIGNA Retirement and Investment Services, the trustee of the Plan, except for comparing such information with the related information included in the financial statements and supplemental schedules.
We have been informed by the plan administrator that the trustee holds the Plan's investment assets and executes investment transactions. The plan administrator has obtained a certification from the trustee as of and for the year ended March 31, 1996, that the information provided to the plan administrator by the trustee is complete and accurate.

Because of the significance of the information that we did not audit, we are unable to, and do not, express a opinion on the accompanying financial statements and supplemental schedules taken as a whole. The form and content of the information included in the financial statements and supplemental schedules, other than that derived from the information certified by the trustee, have been audited by us in accordance with generally accepted auditing standards and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.


                                         /s/ KPMG PEAT MARWICK LLP


December 20, 1996

MLF BANCORP SAVINGS PLAN

Statement of Net Assets Available for Plan Benefits

March 31, 1996

===================================================================================================================================

                                                                             1996
                                     ----------------------------------------------------------------------------------------------
                                       Guaranteed   Fidelity Advisor   Fidelity Advisor   MLF Bancorp,
                                       Long Term        Income &            Equity        Inc. Common      Participant
                                         Fund         Growth Fund         Growth Fund        Stock            Loans         Total
-----------------------------------------------------------------------------------------------------------------------------------
Assets:
  Investments, at fair value:
    Unallocated insurance account     $  1,249,370              -                   -               -               -     1,249,370
    Pooled separate account                               343,296             340,361               -               -       683,657
    Common stock                                 -              -                   -         121,866               -       121,866
  Participant loans                              -              -                   -               -         109,524       109,524
-----------------------------------------------------------------------------------------------------------------------------------

  Total investments                      1,249,370        343,296             340,361         121,866         109,524     2,164,417
-----------------------------------------------------------------------------------------------------------------------------------

Net assets available for plan
  benefits                            $  1,249,370        343,296             340,361         121,866         109,524     2,164,417
===================================================================================================================================



See accompanying notes to financial statements.

MLF BANCORP SAVINGS PLAN

Statement of Changes in Net Assets Available for Plan Benefits

Year ended March 31, 1996





===================================================================================================================================

                                        -------------------------------------------------------------------------------------------
                                                                                           1996
                                        -------------------------------------------------------------------------------------------
                                            Guaranteed    Fidelity Advisor  Fidelity Advisor   MLF Bancorp,
                                            Long Term         Income &          Equity        Inc. Common    Participant
                                              Fund           Growth Fund      Growth Fund        Stock          Loans       Total
-----------------------------------------------------------------------------------------------------------------------------------
Additions:
  Participant contributions               $     168,569          74,216            93,160        28,767              -      364,712
  Transfer from Pentegra                      1,136,427         282,088           260,601             -        118,193    1,797,309
  Interest and dividend income                   65,514               6               370         1,523              -       67,413
  Participant loan initiations                        -               -                 -             -         23,600       23,600
  Participant loan repayments                    28,082              33             1,449         1,873              -       31,437
  Net realized and unrealized
    gains on investments                              -           7,128            25,608         4,929              -       37,665
-----------------------------------------------------------------------------------------------------------------------------------
Total additions                               1,398,592         363,471           381,188        37,092        141,793    2,322,136
-----------------------------------------------------------------------------------------------------------------------------------
Deductions:
  Benefit distributions                          62,549          16,933            21,779             -            832      102,093
  Participant loan initiations                   10,272             858            12,470             -              -       23,600
  Participant loan repayments                         -               -                 -             -         31,437       31,437
  Other deductions                                  159              14                52           364              -          589
-----------------------------------------------------------------------------------------------------------------------------------
Total deductions                                 72,980          17,805            34,301           364         32,269      157,719
-----------------------------------------------------------------------------------------------------------------------------------
Transfers among funds                           (76,242)         (2,370)           (6,526)       85,138              -            -
-----------------------------------------------------------------------------------------------------------------------------------
Increase in net assets
  available for plan benefits                 1,249,370         343,296           340,361       121,866        109,524    2,164,417

Net assets available for plan
  benefits:
        Beginning of year                             -               -                 -             -              -            -
-----------------------------------------------------------------------------------------------------------------------------------
        End of year                       $   1,249,370         343,296           340,361       121,866        109,524    2,164,417
===================================================================================================================================

See accompanying notes to financial statements.

MLF BANCORP SAVINGS PLAN

Notes to Financial Statements

March 31, 1996

--------------------------------------------------------------------------------

(1)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION

         The accompanying financial statements of the MLF Bancorp Savings Plan (the "Plan") have been prepared on the accrual basis and present the net assets available for plan benefits and changes in those net assets. Investments held by the trustee, CIGNA Retirement & Investment Services ("CIGNA") are stated at fair value as determined by quoted market prices.

         EXPENSES OF THE PLAN

         Administrative expenses were partially paid by MLF Bancorp, Inc. (the "Company"), the Plan's sponsor during the year ended March 31, 1996. Effective April 1, 1996, administrative expenses will be paid by the Plan.

(2)      GENERAL DESCRIPTION OF THE PLAN

         The following brief description of the Plan is provided for general information purposes only. Participants should refer to the Plan document for more complete information. The Plan covers substantially all employees of the Company. Employees become eligible to participate in the Plan on the first day of the month following one year of service which is defined as a twelve month period in which the employee completes 1,000 hours of service.

         In July 1995, all investments of the prior multi-employer Financial Institutions Thrift Plan-Pentegra Group ("Pentegra") plan were transferred to CIGNA. The Plan currently maintains four funds as follows (descriptions are based on the fund's prospectus):

                  Guaranteed Long Term Fund

                  An allocated insurance account offered by CIGNA, where funds are invested in longer term money market instuments whereby the interest rate paid is declared in advance. CIGNA guarantees principal and credited interest against loss.

                  Fidelity Advisor Income and Growth Fund

                  Invested in a diversified portfolio of equity and fixed income securities with income, growth of income, and capital appreciation potential.


                                                                (Continued)

MLF BANCORP SAVINGS PLAN

Notes to Financial Statements


--------------------------------------------------------------------------------

(2)      CONTINUED

                  Fidelity AdvisorEquity Growth Fund

                  At least 65% of the fund's net assets will be invested in the common and preferred stock of companies with above average growth characteristics. Up to 35% of the fund will invested in debt obligations.

                  MLF Bancorp, Inc. Common Stock

                  Invested in common stock of the Company.

         Participants may contribute to the Plan by salary reduction up to 15% of the first $150,000 of gross annual salary. Such contributions defer the participant's earnings up to a maximum of $9,240 in each plan year, indexed annually. All contributions to the Plan are immediately vested. All funds contributed to the Plan are held in a trust fund, which are invested at the direction of the participant.

         Loans against the participants' accounts are available subject to a maximum loan amount and certain repayment provisions.

         Included in net assets available for plan benefits at March 31, 1996 was $26,516 of distributions payable to terminated employees.

(3)      FEDERAL INCOME TAXES

         The Internal Revenue Service has determined, as of December 28, 1995, that the Plan qualifies under the provisions of Section 401(a) of the Internal Revenue Code and is exempt from federal income taxes under
         Section 501(a).

(4)      RECONCILIATION TO FORM 5500

         The Internal Revenue Service requires distributions payable to be recorded as a liability of the Plan on Form 5500. However, for financial statement purposes, distributions payable are not recorded as reductions of net assets available for plan benefits. Accordingly, distributions payable to terminated employees as described in note 2 are not reflected as reductions in net assets available for plan benefits.

MLF BANCORP SAVINGS PLAN                                            SCHEDULE 1

Item 27(a) - Assets Held for Investment Purposes

March 31, 1996




=========================================================================================================================

                                                                                                        Current
         Description                                                                    Cost             value
         --------------------------------------------------------------------------------------------------------
         Unallocated insurance account:
           Guaranteed Long Term Fund                                                $ 1,249,370        1,249,370

         Pooled separate account:
           Fidelity Advisor Income and Growth Fund                                      336,632          343,296
           Fidelity Advisor Equity Growth Fund                                          316,953          340,361

         MLF Bancorp, Inc. Common Stock                                                 115,478          121,866

         Loans to participants:
           Various interest rates due in periodic installments over
             one to five years                                                          109,524          109,524
         =======================================================================================================

MLF BANCORP SAVINGS PLAN                                            SCHEDULE 2

Item 27(d) - Reportable Transactions

Year ended March 31, 1996



===================================================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Fair value
                                                                                                       Of asset     Net gain (loss)
                                                     Purchase       Selling          Cost of          at date of     (historical
        Series of securities transactions             price          price            asset          transaction      cost basis)
-----------------------------------------------------------------------------------------------------------------------------------
Unallocated insurance account:
  Guaranteed Long Term Fund                    $   1,414,597             -           1,414,597         1,414,597             -
                                                           -       165,227             165,227           165,227             -

Pooled separate accounts:
  Fidelity Advisor Income and Growth Fund            375,425             -             375,425           375,425             -
                                                           -        39,257              38,793            39,257           464

  Fidelity Advisor Equity Growth Fund                397,807             -             397,807           397,807             -
                                                           -        83,055              80,854            83,055         2,201

MLF Bancorp, Inc. Common Stock                       117,575             -             117,575           117,575             -
                                                           -         1,975               2,097             1,975          (122)

====================================================================================================================================